UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2014

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

345 Inverness Drive South, Building C, Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 11, 2014, the United States District Court for the District of Delaware (the “District Court”) granted a motion by Gevo, Inc. (the “Company”) to stay the patent litigation action brought by Butamax Advanced Biofuels, LLC (“ Butamax”) involving U.S. Patent Nos. 7,851,188 and 7,993,889. The District Court’s decision postpones the trial in this action, which was scheduled to begin on July 21, 2014. The decision by the District Court was based on the status of the Company’s petition for a writ of certiorari in the United States Supreme Court (the “Supreme Court”). The Supreme Court has neither granted nor denied the Company’s petition, but appears to be holding the petition pending its decision in Teva Pharmaceuticals USA, Inc. v. Sandoz, Inc., a case that could change the Federal Circuit’s standard of review of district court claim construction, and could ultimately negate any jury verdict obtained under the current interpretation of the patent claims.

Oral argument in Teva is expected to occur this fall and an opinion from the Supreme Court is anticipated in the spring of 2015.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Order, dated July 11, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Brett Lund
Brett Lund
Chief Licensing Officer, General Counsel & Secretary

Date: July 14, 2014